Exhibit 10.5

EXECUTION COPY

CONSENT AND AGREEMENT

This Consent and Agreement (the “Consent”) is entered into this 21st day of April, 2006 by and among LARCLAY, L.P. (“Borrower”), CLAYTON WILLIAMS ENERGY, INC. (“Operator”), LARIAT SERVICES, INC. (“Lariat” and together with Borrower and Operator “Other Parties”) and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc., as Administrative Agent (“Administrative Agent”) for the lenders from time to time party to the Loan Agreement (defined below). For purposes hereof, the term “Lenders” has the meaning assigned to it in the Loan Agreement.

Reference is hereby made to (i) the Term Loan and Security Agreement, dated as of April 21, 2006, executed by and among Borrower, Administrative Agent and Lenders (as the same may hereafter be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), (ii) Drilling Contract for Multiple Rigs, dated as of April 21, 2006, executed by and between Borrower and Operator (“Multiple Rigs Contract”), (iii) each Drilling Contract (as defined in the Multiple Rigs Contract), and (iv) Operating Agreement, dated April 21, 2006, between Lariat and Borrower (“Operating Agreement” and together with the Multiple Rigs Contract and Drilling Contracts, the “Contracts”).

Lenders, in connection with their secured loans to Borrower, have required this Consent to be executed and delivered by Operator and Lariat, and Lenders are relying on this Consent in making the decision to provide credit to Borrower. Each of the parties to this Consent is deriving a direct or indirect substantial benefit from the loans to be made by Lenders as described in the Loan Agreement.

For $1.00 and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, and recognizing the reliance of Administrative Agent and Lenders hereon in entering into the Loan Agreement, the Other Parties agree as follows:

1.                                       Operator and Lariat hereby consents to the grant of a security interest in, and the collateral assignment by Borrower of, the Contracts and all proceeds and moneys due or to become due to Borrower under the Contracts for the purpose of providing additional collateral securing the loans described in the Loan Agreement. To the extent that any of the Contracts prohibits the grant of such security interest and collateral assignment, each Contract is hereby amended to allow such a grant.

2.                                       Operator and Lariat further agrees that the security interest and assignment have been given for collateral purposes only, and neither Administrative Agent nor any Lender shall have performance obligations or other obligations whatsoever under the Contracts unless and until they agree expressly and in writing so to do.

3.                                       All fees and other payments, including fees at the Idle Rig Rate, under the Contracts (collectively, the “Payments”) shall not be subject to any set off made by Operator or Lariat, whether under the Contracts or otherwise, and each of Operator and Lariat agrees not to assert against Administrative Agent or Lenders any right of set off that they may have against Borrower. Operator and Lariat acknowledges that Administrative Agent has accepted the security interest in and collateral assignment of the Contracts for value, in good faith, and without notice of a claim of a property or possessory right to the Contracts by any other person, firm or entity. For avoidance of doubt, each of Operator and Lariat confirms that for each day during the term of the Multiple Rigs Contract and the Drilling Contracts that another rate (such as the market rate) does not apply, the Idle Rig Rate will apply and in no event will the rates applicable under the Multiple Rigs Contract and the Drilling Contracts be less than the Idle Rig Rate.

4.                                       Borrower agrees that it will not collect Payments more than 30 days in advance. The Other Parties confirm that Payments under the Contracts owing to Borrower are not less than the monthly payments of principal and interest due under the Loan Agreement. Operator and Lariat agree to give Administrative Agent prompt written notice of any default by Borrower under the Contracts.

5.                                       Without the consent of Administrative Agent, the Other Parties will not cancel, terminate, or abrogate, the Contracts, or seek so to do, so long as any amounts are owed under or in respect of the Loan Agreement. Without the consent of Administrative Agent, the Other Parties will not amend or otherwise modify the Contracts, or seek so to do, so long as any amounts are owed under or in respect of the Loan Agreement.

6.                                       The Other Parties represent to Administrative Agent and Lenders that the Contracts and this Consent are legal, valid and binding obligations of each of them, that they are in full force and effect and are enforceable in accordance with their respective terms, and that no default or breach of any agreement exists under the Contracts.

7.                                       This Consent shall constitute a Loan Document (as such term is defined in the Loan Agreement).

8.                                       This Consent shall be governed by the laws of the State of Illinois.

9.                                       This Consent may be executed in any number of counterparts, and on separate counterparts by the different signatories hereto, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.                                 Acceptance and notice of acceptance of this Consent are expressly waived, its being recognized and agreed that Administrative Agent and Lenders are relying hereon in extending credit to under the Loan Agreement.

11.                                 Facsimile signatures shall be effective for all purposes regardless of whether any party receives an originally executed counterpart of this Consent.

12.                                 Upon written request of Administrative Agent stating there has been an Event of Default by Borrower under the Loan Agreement, all future Payments will be made directly to Administrative Agent without deduction, offset or other reduction and such making shall continue until Administrative Agent notifies the Other Parties in writing otherwise.

13.                                 Borrower agrees that neither Operator nor Lariat shall have liability or responsibility to Borrower for complying with the directions of Administrative Agent.

14.                                 This Consent is binding on the parties and their respective successors and assigns; provided, however, that no assignment by the Other Parties shall relieve them of their obligations hereunder or under the Contracts.

15.                                 Operator and Lariat each acknowledges that the Lenders are making or continuing to extend credit to Borrower in reliance upon their representations, warranties, consents and agreements set forth herein and that its agreements and obligations hereunder and under the Contracts are for the benefit of Administrative Agent and Lenders.

16.                                 The Other Parties agree to comply with the terms and provisions applicable to them in the Contracts, including delivery of items to Administrative Agent as provided therein.

17.                                 No amendment or waiver of any provision of this Consent, nor any consent to any departure by the Other Parties or Administrative Agent herefrom, shall in any event be effective unless the same shall have been agreed to or consented to in writing and signed by Administrative Agent.

18.                                 Each of the Other Parties agrees to do such further acts and things and execute such other and further documents as Administrative Agent may reasonably request in order to effect the consents and agreements contained herein.

19.                                 To the extent this Consent is inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, it will be deemed ineffective only to the extent of such prohibition or unenforceability and shall be deemed to be modified and applied in a manner consistent with such law and regulation. No unenforceability or invalidity of any provision shall affect the enforceability or validity or the remaining provisions of this Consent.

20.                                 Operator agrees to deliver, promptly after execution, to Administrative Agent a fully signed and complete copy of each Drilling Contract. Attached as Exhibit A is a true, accurate and complete copy of the Multiple Rigs Contract.

21.                                 Notwithstanding anything in the Multiple Rigs Contract or any Drilling Contract to the contrary, Borrower may assign the Multiple Rigs Contract and the Drilling Contracts (and the rights to receive monies thereunder) to Administrative Agent to secure Borrower’s obligations referenced in the Loan Agreement. Operator and Lariat each consent to such assignment of the Multiple Rigs Contract and the Drilling Contracts and any further assignment by Administrative Agent (whether or not judicial) to realize upon the Collateral (as defined in the Loan Agreement). Each of Operator, Lariat and Borrower understands and agrees that such assignments shall not release any of them from any of its liabilities under the Multiple Rigs Contract or the Drilling Contracts and shall not constitute assumption on the part of any such assignee or assignees.

22.                                 Each of Operator and Lariat will promptly and duly execute and deliver to the other party and to Administrative Agent such documents and assurances and take such further action as the other party or Administrative Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Consent and to establish and protect the rights, remedies and benefits created or intended to be created for the benefit of Administrative Agent herein and in the Contracts.

23.                                 At all times when the Multiple Rigs Contract or the Drilling Contract for a particular Rig is not in effect, Operator represents and warrants that it will, and agrees to, employ such Rig in its operations before using the drilling rigs of other drilling contractors to the extent such Rig is:

(a)                                  available for use and suitable to drill the proposed well; and

(b)                                 located in reasonable proximity to the proposed well.

24.                                 The Other Parties agree that neither the Administrative Agent nor Lender is bound by the subordination provisions of Section 4.c. of the Multiple Rigs Contract.

25.                                 This Consent shall remain  in effect until the Obligations are indefeasibly paid in full.

26.                                 Lariat agrees that any Lien in its favor under the Operating Agreement or otherwise against the Rigs is subordinate, junior and inferior to the Lien therein in favor of Administrative Agent and it agrees not to foreclose, or take other action in respect of, such Lien without the prior written consent of Administrative Agent.

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Executed as of the date first written above.

BORROWER:

LARCLAY, L.P.

By: Larclay GP, LLC, its general partner,
a Texas limited liability company

By:	/s/ Michael L. Pollard
Michael L. Pollard
Manager

OPERATOR:

CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President
and Chief Financial Officer

LARIAT SERVICES, INC.

By:	/s/ Matthew McCann
Name:	Matthew McCann
Title:	Vice President, Legal and General Counsel

ADMINISTRATIVE AGENT:

Accepted at Chicago, Illinois:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent

By:	/s/ Steve Coley
Steve Coley
Vice President, Group Credit Manager

Signature Page to Consent and Agreement